CUSIP No.
Registered                                                           Face Amount
No. FX-


                         UNITED TECHNOLOGIES CORPORATION
                           MEDIUM-TERM NOTE, SERIES B
                              (SINGLE INDEXED NOTE)
             Due from Nine Months to Thirty Years from Date of Issue

               If the registered owner of this Security (as indicated below) is The Depository Trust Company (the "Depository") or a nominee of the Depository, this Security is a Global Security and the following legend is applicable:
Unless this certificate is presented by an authorized representative of The Depository Trust Company (55 Water Street, New York, New York) to the issuer or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of CEDE & CO., or such other name as requested by an authorized representative of The Depository Trust Company, and any payment is made to CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL, since the registered owner hereof, CEDE & CO., has an interest herein.

IF APPLICABLE, THE "TOTAL AMOUNT OF OID," "YIELD TO MATURITY" AND "INITIAL ACCRUAL PERIOD OID" (COMPUTED UNDER THE APPROXIMATE METHOD) BELOW WILL BE COMPLETED SOLELY FOR THE PURPOSES OF APPLYING THE FEDERAL INCOME TAX ORIGINAL ISSUE DISCOUNT ("OID") RULES.

ISSUE PRICE:

ORIGINAL ISSUE DATE:

STATED MATURITY DATE:

AUTHORIZED DENOMINATIONS:

INTEREST RATE:

TOTAL AMOUNT OF OID:

YIELD TO MATURITY:

INITIAL ACCRUAL PERIOD OID:

SINKING FUND:

SPECIFIED CURRENCY:

EXCHANGE RATE AGENT:

OPTION TO RECEIVE PAYMENTS IN SPECIFIED CURRENCY:   |_| YES   |_| NO

INTEREST PAYMENT DATES:

REGULAR RECORD DATES:

DENOMINATED CURRENCY:

INDEXED CURRENCY:

BASE EXCHANGE RATE:

DETERMINATION AGENT:

REFERENCE DEALERS:

OPTIONAL REDEMPTION:    |_| YES   |_| NO

INITIAL REDEMPTION DATE:

OPTION TO ELECT REPAYMENT:    |_| YES   |_| NO

OPTIONAL REPAYMENT DATES:

OPTIONAL REPAYMENT PRICES:

OPTIONAL INTEREST RATE RESET:    |_| YES   |_| NO

OPTIONAL RESET DATES:

OPTIONAL EXTENSIONS OF MATURITY:    |_| YES   |_| NO

LENGTH OF EXTENSION PERIOD:

NUMBER OF EXTENSION PERIODS:

FINAL MATURITY DATE:

DEPOSITORY:

DEFEASANCE:    |_| YES   |_| NO

COVENANT DEFEASANCE:    |_| YES   |_| NO

OTHER PROVISIONS:

               IF APPLICABLE AS DESCRIBED ABOVE, THE REDEMPTION PRICE SHALL INITIALLY ____% OF THE PRINCIPAL AMOUNT OF THIS SECURITY PAYABLE AT THE STATED MATURITY DATE AND SHALL DECLINE AT EACH ANNIVERSARY (EACH SUCH DATE, A "REDEMPTION DATE") OF THE INITIAL REDEMPTION DATE BY ____% OF SUCH PRINCIPAL AMOUNT UNTIL THE REDEMPTION PRICE IS 100% OF SUCH PRINCIPAL AMOUNT; PROVIDED, HOWEVER, THAT, IF THIS SECURITY IS A DISCOUNT SECURITY, THE REDEMPTION PRICE SHALL BE THE AMORTIZED FACE AMOUNT AS DESCRIBED ON THE REVERSE HEREOF. A DISCOUNT SECURITY IS ANY SECURITY FOR WHICH THE TOTAL AMOUNT OF OID SPECIFIED ABOVE IS GREATER THAN ZERO.

               UNITED TECHNOLOGIES CORPORATION, a Delaware corporation (herein called the "Company," which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to __________________ or registered assigns, in the Denominated Currency on the Stated Maturity Date the principal sum equal to the Face Amount hereof, plus or minus an amount determined by the Determination Agent in accordance with the formula set forth below and to pay interest on the Face Amount as described below and on the reverse hereof.

               If the Spot Rate exceeds or equals the Base Exchange Rate, the principal amount of this Security payable at the Stated Maturity Date (which, unless otherwise specified on the face hereof, shall in no event be greater than twice the Face Amount of this Security) shall equal:

Face Amount + (Face Amount x   Spot Rate - Base Exchange Rate  )
                             ----------------------------------
                                        Spot Rate

               If the Base Exchange Rate exceeds the Spot Rate, the principal amount of the Security payable, at the Stated Maturity Date (which shall, in no event, be less than zero) shall equal:

Face Amount - (Face Amount x   Base Exchange Rate - Spot Rate  )
                             ----------------------------------
                                       Spot Rate

               where (i) "Base Exchange Rate" is the exchange rate, expressed in units of the Indexed Currency per one unit of the Denominated Currency, specified as such above and (ii) "Spot Rate" is the rate, expressed in units of the Indexed Currency per one unit of the Denominated Currency, which shall be the arithmetic mean of the open market spot offer quotations for the Indexed Currency (spot bid quotations for the Denominated Currency) obtained by the Determination Agent from the Reference Dealers specified above in The City of New York at 11:00 a.m., New York City time, on the second Exchange Rate Day prior to the Stated Maturity Date (the "Determination Date"), for an amount of Indexed Currency equal to the Face Amount hereof multiplied by the Base Exchange Rate, in terms of the Denominated Currency for settlement on the Stated Maturity Date. If such quotations from the Reference Dealers are not available on the Determination Date due to circumstances beyond the control of the Company or the Determination Agent, the Spot Rate will be determined on the basis of the most recently available quotations from the Reference Dealers. If the Spot Rate is less than or equal to one-half of the Base Exchange Rate, the Spot Rate will be deemed to be one-half of the Base Exchange Rate and no principal amount shall be payable hereon at the Stated Maturity Date.

               "Exchange Rate Day" means any day which is a Business Day in The City of New York and, if the Denominated Currency or Indexed Currency is any currency or currency unit other than U.S. dollars, in the principal financial center of the country of such Denominated Currency or Indexed Currency.

               "Reference Dealers" means the three banks or firms specified as such on the face hereof or, if any of them shall be unwilling or unable to provide the requested quotations, such other major money center bank or banks in The City of New York selected by the Company, in consultation with the Determination Agent, to act as Reference Dealer or Dealers in replacement therefor.

               In the event of any optional redemption by the Company, any repayment at the option of the Holder or acceleration of the Maturity of this Security prior to the Stated Maturity Date, the term "Stated Maturity Date" shall refer to the date of redemption, repayment or acceleration of this Security.

               The Company shall pay interest on the Face Amount hereof at the Interest Rate shown above from the Original Issue Date shown above or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually on June 15 and December 15 of each year (each an "Interest Payment Date") (unless other Interest Payment Dates are specified on the face hereof) until the principal hereof is paid or made available for payment and at Maturity; provided, however, that any payment of principal (and premium, if any) or interest to be made on any Interest Payment Date or on a date of Maturity that is not a Business Day shall be made on the next succeeding Business Day with the same force and effect as if made on the Interest Payment Date or at Maturity, as the case may be, and no additional interest shall accrue as a result of such delayed payment. For purposes of this Security, "Business Day" means any day, other than a Saturday or Sunday, that meets each of the following applicable requirements: the day is (a) not a day on which banking institutions are authorized or required by law or regulation to be closed in The City of New York and (b) if the Specified Currency shown above is not U.S. dollars, (i) not a day on which banking institutions are authorized or required by law or regulation to close in the financial center of the country issuing the Specified Currency (which, in the case of European Currency Units, shall be Brussels, Belgium) and (ii) a day on which banking institutions in such financial center are carrying out transactions in such Specified Currency.

               The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more Predecessor
Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the May 31 or November 30 (unless other
Regular Record Dates are specified on the face hereof ) (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date; provided, however, that, in the case of a Security origin issued between a Regular Record Date and the initial Interest Payment Date relating to such Security, interest for the period beginning on the Original Issue Date and ending on such initial Interest Payment Date shall be paid on such initial Interest Payment Date to the Person to whom such Security shall have been originally issued; provided further that in the case of a Global Security originally issued between a Regular Record Date and the initial Interest Payment Date relating to such Security, interest for the period beginning on the Original Issue Date and ending on such initial Interest Payment Date shall be paid on the Interest Payment Date following the next succeeding Regular Record Date to the registered Holder on such next succeeding Regular Record Date. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities of this series not less than ten days prior to such Special Record Date, or be paid at any time in any other lawful manner, all as more fully provided in said Indenture.

               All payments in respect of this Security will be made in U.S. dollars regardless of the Specified Currency shown above unless the Holder hereof makes the election described below. If the Specified Currency shown above is other than U.S. dollars, the Company or its agent will arrange to convert all payments in respect hereof into U.S. dollars in the manner described on the reverse hereof; provided, however, that the Holder hereof may, if so indicated above, elect to receive all payments in such Specified Currency by delivery of a written request to the Company's co-paying agent (the "Co-Paying Agent") in The City of New York, which must be received by the Co-Paying Agent on or prior to the applicable record date or at least fifteen calendar days prior to Maturity, as the case may be; provided further that if the Holder of this Security elects to receive all such payments in a Specified Currency that is replaced by a single European currency (expected to be named the euro), the amount of principal of premium, if any, or interest payable on any Security denominated in such currency shall be determined in the new single European currency in conformity with legally applicable measures taken pursuant to, or by virtue of, the treaty establishing the European Community, as amended by the treaty on European Union. Such election will remain in effect unless and until changed by written notice to the Co-Paying Agent, but the Co-Paying Agent must receive written notice of any such change on or prior to the applicable record date or at least fifteen calendar days prior to Maturity, as the case may be. Until the Securities are paid or payment therefor is provided for, the Company will at all times maintain a Co-Paying Agent in The City of New York capable of performing the duties described herein to be performed by the Co- Paying Agent. The Company has appointed State Street Bank and Trust Company, N.A., New York, New York, as Co-Paying Agent.

               In the  event  of an  official  redenomination  of the  Specified
Currency shown above, the obligations of the Company with respect to payments on this Security shall, in all cases, be deemed immediately following such redenomination to provide for payment of that amount of redenominated currency representing the amount of such obligations immediately before such redenomination. In no event shall any adjustment be made to any amount payable hereunder as a result of any change in the value of the Specified Currency shown above relative to any other currency due solely to fluctuations in exchange rates.

               Unless otherwise shown above, payment of interest on this Security (other than at Maturity) will be made by check (from an account at a bank outside the United States if such check is payable in a currency other than U.S. dollars) mailed to the registered address of the Person entitled thereto; provided that, if the Holder hereof is the Holder of U.S.$10,000,000 or more in aggregate principal amount of Securities of like tenor and term (or the equivalent thereof in a Specified Currency other than U.S. dollars determined as provided on the reverse hereof), such interest payments will be made in immediately available funds, but only if appropriate instructions have been received in writing by the Co-Paying Agent on or prior to the applicable record date. Simultaneously with any election by the Holder hereof to receive payments in respect hereof in the Specified Currency (if other than U.S. dollars), such Holder may, if applicable, provide appropriate instructions to the Co- Paying Agent, and all such payments will be made in immediately available funds to an account maintained by the payee with a bank located outside the United States. Unless otherwise specified above, the principal hereof (and premium, if any) and interest hereon payable at Maturity will be paid to the Holder on the date of Maturity in immediately available funds (payable to an account maintained by the payee with a bank located outside the United States if payable in a Specified Currency other than U.S. dollars) upon surrender of this Security at the office of the Co-Paying Agent for that purpose in The City and State of New York (or at such other location as may be specified above), provided that this Security is presented to the Co-Paying Agent in time for the Co-Paying Agent to make such payments in such funds in accordance with its nominal procedures. The Company will pay any administrative costs imposed by banks in connection with making payments in immediately available funds, but any tax, assessment or governmental charge imposed upon payments will be borne by the Holders of the Securities in respect of which such payments are made.

               Interest on this Security, if any, will be computed on the basis of a 360-day year of twelve 30-day months.

               If the registered owner of this Security (as indicated above) is the Depository or a nominee of the Depository, this Security is a Global Security and the following legend is applicable except as specified on the reverse hereof: THIS GLOBAL SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY OR BY THE DEPOSITORY OR ANY SUCH NOMINEE TO A SUCCESSOR OF THE DEPOSITORY OR A NOMINEE OF SUCH SUCCESSOR.

               REFERENCE IS HEREBY MADE TO THE FURTHER PROVISIONS OF THIS SECURITY SET FORTH ON THE REVERSE HEREOF, WHICH FURTHER PROVISIONS SHALL FOR ALL PURPOSES HAVE THE SAME EFFECT AS IF SET FORTH AT THIS PLACE.

               Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

                IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

Dated:
      ---------------------------------

UNITED TECHNOLOGIES CORPORATION


By:
   ------------------------------------
         Vice President, Treasurer



Attest:
       --------------------------------
                  Secretary

                         TRUSTEE'S CERTIFICATE OF AUTHENTICATION


               This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

STATE STREET BANK AND TRUST COMPANY
As Trustee


By:
   ------------------------------------
           Authorized Officer

                              [Reverse of Security]

                         UNITED TECHNOLOGIES CORPORATION
                           MEDIUM-TERM NOTE, SERIES B

               Section 1. General. This Security is one of a duly authorized issue of securities of the Company (herein called the "Securities"), issued and to be issued in one or more series under an Indenture, dated as of April 1, 1990, as it may be supplemented from time to time (herein called the "Indenture"), between the Company and State Street Bank and Trust Company (as successor to The Connecticut National Bank), as Trustee (herein called the "Trustee", which term includes any successor trustee under the Indenture with respect to the series of which this Security is a part), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof, unlimited in aggregate principal amount.

               Section 2. Payments. If the Specified Currency is other than U.S. dollars, the amount of any U.S. dollar payment to be made in respect hereof will be determined by the Exchange Rate Agent specified on the face hereof or a successor thereto (the "Exchange Rate Agent") based on the indicative quotation in The City of New York selected by such Exchange Rate Agent at approximately 11:00 a.m., New York City time, on the second Business Day preceding the applicable payment date that yields the largest number of U.S. dollars upon conversion of the Specified Currency. Such selection shall be made from among the quotations from three recognized foreign exchange dealers in The City of New York selected by the Exchange Rate Agent and approved by the Company (one of which may be the Exchange Rate Agent) for the purchase by the quoting dealer, for settlement on such payment date, of the Specified Currency for U.S. dollars. If no such bid quotations are available, payments will be made in the Specified Currency unless such Specified Currency is unavailable as provided below.

               If the Specified Currency is other than U.S. dollars and the Specified Currency is unavailable due to the imposition of exchange controls or to other circumstances beyond the Company's control, the Company will be entitled to make payments in U.S. dollars on the, basis of the noon buying rate in The City of New York for cable transfers in the Specified Currency as certified for customs purposes by the Federal Reserve Bank of New York (the "Market Exchange Rate") for such Specified Currency on the second Business Day prior to the applicable payment date. In the event such Market Exchange Rate is not then available, the Company will be entitled to make payments in U.S. dollars (i) if such Specified Currency is not a composite currency, on the basis of the most recently available Market Exchange Rate for such Specified Currency or (ii) if such Specified Currency is a composite currency, in an amount determined by the Exchange Rate Agent to be the sum of the results obtained by multiplying the number of units of each component currency of such composite currency, as of the most recent date on which such composite currency was used, by the Market Exchange Rate for such component currency on the second Business Day prior to such payment date (or if such Market Exchange Rate is not then available, by the most recently available Market Exchange Rate for such component currency). From the start of the third stage of European Economic and Monetary Union, any payments on this Security that are required to be made in ECU will be payable in euro at the rate of one euro for one ECU, and the provisions discussed in this paragraph will not result in payment in U.S. dollars in such circumstances unless euros are no longer used in the European Monetary System.

               All currency exchange costs will be borne by the Company unless the Holder of this Security has made an election to receive all payments in a Specified Currency other than U.S. dollars. In that case, the Holder of this Security shall bear its pro rata portion of currency exchange costs, if any, with all other electing Holders by deductions from payments otherwise due.

               Each payment of interest hereon shall include interest accrued through the day before the Interest Payment Date or Maturity, as the case may be.

               References herein to "U.S. dollars" or "U.S.$" or "$" are to the currency of the United States of America.

               Section 3. Redemption. If so specified on the face hereof, the Company may at its option redeem this Security in whole or from time to time in part on or after the date designated as the Initial Redemption Date on the face hereof at prices declining from a specified premium, if any, to par together with accrued interest to the Redemption Date. The Company may exercise such option by causing the Trustee to mail, first class postage prepaid, a notice of such redemption at least 30 but not more than 60 days prior to the Redemption Date, setting forth the applicable redemption price, Redemption Date, and principal amount of this Security to be redeemed. In the event of redemption of this Security in part only, a new Security or Securities for the unredeemed portion hereof shall be issued in the name of the Holder hereof upon the cancellation hereof. If less than all of the Securities with like tenor and terms to this Security are to be redeemed, the Securities to be redeemed shall be selected by the Trustee by such method as the Trustee shall deem fair and appropriate.

               Section 4. Optional Repayment. If so specified on the face hereof, this Security will be repayable prior to the Stated Maturity Date at the option of the Holder on the Optional Repayment Dates shown on the face hereof at the Optional Repayment Prices shown on the face hereof together with accrued interest to the applicable Optional Repayment Date. In order for this Security to be repaid, the Company must receive at least 30 but not more than 45 days prior to an Optional Repayment Date this Security with the form below entitled "Option to Elect Repayment" duly completed. Any tender of this Security for repayment shall be irrevocable, except as otherwise provided in Sections 5 and 6 hereof. The repayment option may be exercised by the Holder of this Security for less than the entire Face Amount of the Security provided that the Face Amount of the Security remaining outstanding after repayment is an authorized denomination. Upon such partial repayment, this Security shall be cancelled and a new Security or Securities for the remaining principal amount hereof shall be issued in the name of the Holder of this Security.

               Section 5. Optional Interest Reset. If so specified on the face hereof, the interest rate on this Security may be reset by the Company on the date or dates specified on the face hereof (each an "Optional Reset Date"). The Company may exercise such option with respect to this Security by notifying the Trustee of such exercise at least 50 but not more than 60 days prior to an Optional Reset Date for this Security. Not later than 40 days prior to each Optional Reset Date, the Trustee will mail to the Holder of this Security a notice (the "Reset Notice"), first class postage prepaid, setting forth (i) the election of the Company to reset the interest rate, (ii) such new interest rate and (iii) the provisions, if any, for redemption during the period from such Optional Reset Date to the next Optional Reset Date or if there is no such next Optional Reset Date, to the Stated Maturity Date of this Security (each such period a "Subsequent Interest Period"), including the date or dates on which or the period or periods during which and the price or prices at which such redemption may occur during the Subsequent Interest Period.

               Notwithstanding the foregoing, not later than 20 days prior to the Optional Reset Date, the Company may, at its option, revoke the interest rate provided for in the Reset Notice and establish a higher interest rate for the Subsequent Interest Period commencing on such Optional Reset Date by causing the Trustee to mail Notice of such higher interest rate to the Holder of this Security. Such notice shall be irrevocable. All Securities with respect to which the interest rate is reset on an Optional Reset Date will bear such higher interest rate, whether or not tendered for repayment as described below.

               If the Company elects to reset the interest rate, the Holder of this Security will have the option to elect repayment by the Company of this Security on any Optional Reset Date at a price equal to the principal amount hereof plus any accrued interest to such Optional Reset Date. In order to obtain repayment on an Optional Reset Date, the Holder must follow the procedures set forth above for optional repayment except that the period for delivery of this Security or notification to the Trustee shall be at least 25 but not more than 35 days prior to such Optional Reset Date and except that if the Holder has tendered this Security for repayment pursuant to the Reset Notice, the Holder may, by written notice to the Trustee, revoke any such tender for repayment until the close of business on the tenth day prior to such Optional Reset Date.

               Section 6. Optional Extension of Maturity. If so specified on the face hereof, the Stated Maturity Date of this Security may be extended at the option of the Company for the period or periods specified on the face hereof (each an "Extension Period") up to but not beyond the date (the "Final Maturity Date") set forth on the face hereof. The Company may exercise such option with respect to this Security by notifying the Trustee of such exercise at least 50 but not more than 60 days prior to the Stated Maturity Date of this Security in effect prior to the exercise of such option (the "Original Stated Maturity Date"). If the Company exercises such option, the Trustee will mail to the Holder of this Security not later than 40 days prior to the Original Stated Maturity Date a notice (the "Extension Notice"), first class, postage prepaid, indicating (i) the election of the Company to extend the Stated Maturity Date, (ii) the new Stated Maturity Date, (iii) the interest rate applicable to the Extension Period and (iv) the provisions, if any, for redemption during such Extension Period, including the date or dates on which or the period or periods during which and the price or prices at which such redemption may occur during the Extension Period. Upon the Trustee's mailing of the Extension Notice, the Stated Maturity Date of this Security shall be extended automatically and, except as modified by the Extension Notice and as described in the next paragraph, this Security will have the same terms as prior to the mailing of such Notice.

               Notwithstanding the foregoing, not later than 20 days prior to the Original Stated Maturity Date of this Security the Company may, at its option, revoke the interest rate provided for in the Extension Notice and establish a higher interest rate for the Extension Period by causing the Trustee to mail notice of such higher interest rate, first class, postage prepaid, to the Holder of this Security. Such notice shall be irrevocable. All Securities with respect to which the Stated Maturity Date is extended will bear such higher interest rate for the Extension Period, whether or not tendered for repayment as described below.

               If the Company elects to extend the Stated Maturity Date of this Security, the Holder will have the option to elect repayment of this Security by the Company on the Original Stated Maturity Date at a price equal to the principal amount hereof, plus any accrued interest to such date. In order to obtain repayment on the Original Stated Maturity Date once the Company has extended the Stated Maturity Date hereof, the Holder must follow the procedures set forth above for optional repayment, except that the period for delivery of this Security or notification to the Trustee shall be at least 25 but not more than 35 days prior to the Original Stated Maturity Date and except that, if the Holder has tendered this Security for repayment pursuant to an Extension Notice, the Holder may, by written notice to the Trustee, revoke any such tender for repayment until the close of business on the tenth day prior to the Original Stated Maturity Date.

               Section 7. Sinking Fund. Unless otherwise specified on the face hereof, this Security will not be subject to any sinking fund.

               Section 8. Discount Securities. If this Security is a Discount Security, the amount payable in the event of redemption by the Company, repayment at the option of the Holder or acceleration of Maturity, in lieu of the Face Amount due at the Stated Maturity hereof, shall be equal to the sum of
(i) unpaid interest, if any, on this Security accrued from the date of issue to the date of such redemption, repayment or acceleration of maturity, as the case may be, and (ii) the Amortized Face Amount of this Security as of the date of such redemption, repayment or acceleration. The "Amortized Face Amount" of this Security shall be the amount equal to (a) the Issue Price (as set forth on the face hereof) plus (b) that portion of the difference between the Issue Price and the Face Amount hereof that has accrued at the Yield to Maturity (as set forth on the face hereof) (computed in accordance with generally accepted United States bond yield computation principles) at the date as of which the Amortized Face Amount is calculated, but in no event shall the Amortized Face Amount of this Security exceed its Face Amount.

               Section 9. Modification and Waivers; Obligation of the Company Absolute. The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of not less than a majority in aggregate principal amount of all Securities at the time Outstanding to be affected. The Indenture also contains provisions permitting the Holders of not less than a majority in aggregate principal amount of the Securities at the time Outstanding, on behalf of the Holders of all Outstanding Securities, to waive compliance by the Company with certain provisions of the Indenture, and contains provisions permitting the Holders of not less than a majority in aggregate principal amount, in certain instances of the Outstanding Securities of individual series and in other instances of all Securities at the time Outstanding, to waive on behalf of all of the Holders of Securities of such individual series or of the Holders of all Securities at the time Outstanding, as the case may be, certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

               No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay or make provision as provided in Article Fourteen of the Indenture for the payment of the amount of principal of (and premium, if any) and interest on this Security herein provided, and at the times, place and rate, and in the coin or currency, herein prescribed.

               Section 10. Defeasance and Covenant Defeasance. The Indenture contains provisions for defeasance at any time of (a) the entire indebtedness of the Company on this Security and (b) certain restrictive covenants and the related defaults and Events of Default, upon compliance by the Company with certain conditions set forth therein, which provisions apply to this Security, unless otherwise specified on the face hereof.

               Section 11.  Authorized  Denominations.  The  Securities  of this series are issuable only in global or certificated registered form, without coupons, and, unless otherwise specified above (and other than Global Securities), in denominations of $100,000 and any integral multiple of $1,000 in excess thereof. As provided in the Indenture and subject to certain limitations therein set forth and to the limitations described below, if applicable, Securities of this series are exchangeable for a like aggregate Face Amount of Securities of this series and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

               Section 12. Registration of Transfer. As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company in any place where the principal of (and premium, if any) and interest on this Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series, of authorized denominations and for the same aggregate Face Amount, will be issued to the designated transferee or transferees.

               If  this  Security  is  a  Global  Security,   this  Security  is
exchangeable only if the Depository is at any time unwilling or unable to continue as depository and a successor depository is not appointed by the Company within 90 days, or the Depository has ceased to be a clearing agency registered under the Securities Exchange Act of 1934, as amended. In such case, the Company will issue Securities in certificated form in exchange for each Global Security. In addition, the Company may at any time determine not to have Securities represented by a Global Security and, in such event, will issue Securities in certificated form in exchange for the Global Security representing such Security. In addition, if there shall have occurred and be continuing an Event of Default, the Company will issue Securities in certificated form in exchange for each Global Security. In any such instance, an owner of a beneficial interest in a Global Security will be entitled to physical delivery in certificated form of Securities equal in principal amount to such beneficial interest and to have such Securities registered in its name, Securities so issued in certificated form will be issued in denominations of $100,000 (or such other denomination as shall be specified by the Company) or any amount in excess thereof which is an integral multiple of $1,000 and will be issued in registered form only, without coupons.

               No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

               Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

               Section 13. Events of Default. If an Event of Default with respect to the Securities of this series shall have occurred and be continuing, the principal of all the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

               Section 14. Defined Terms. All terms in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture,

               Section 15. Governing Law. This Security shall be governed by and construed in accordance with the law of the State of New York.

                            OPTION TO ELECT REPAYMENT

               The undersigned owner of this Security hereby irrevocably elects to have the Company repay the principal amount of this Security or portion hereof below designated at (i) the Optional Repayment Price indicated on the face hereof, if this Security is to be repaid pursuant to the Optional Repayment provision hereof, or (ii) 100% of the principal amount of this Security to be repaid plus accrued interest to the Optional Reset Date, if this Security is to be repaid pursuant to the Optional Interest Reset provision hereof, or to the Original Maturity Date, if this Security is to be repaid pursuant to the Optional Extension of Maturity provision hereof.



Dated:
      ----------------------------------     -----------------------------------
                                                         Signature

SIGNATURE GUARANTEED:                        Sign exactly as name appears on the
                                             front of this  Security  [SIGNATURE
                                             GUARANTEED   --  required  only  if
                                             Securities  are  to be  issued  and
                                             delivered   to   other   than   the
----------------------------------------     registered holder]

Principal amount to be repaid, if amount Fill in for registration of to be repaid is less than the principal Securities if to be issued amount of this Security (principal otherwise than to the registered
amount  remaining  must be an authorized     holder:
denomination)
                                             Name:
                                                  ------------------------------

----------------------------------------     Address:
                                                     ---------------------------

                                             -----------------------------------
                                                (Please print name and address,
                                                       including  zip code)

                                                    SOCIAL SECURITY OR OTHER
                                                       TAXPAYER ID NUMBER


                                             -----------------------------------

                                  ABBREVIATIONS

               The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

               TEN COM              -       as tenants in common

               TEN ENT              -       as tenants by entireties

               JT TEN               -       as joint tenants with right of
                                            survivorship and not as tenants
                                            in common

               UNIF GIFT MIN ACT    -             Custodian
                                           -------         -------
                                           (Guest)         (Minor)

               Under Uniform Gifts to Minors Act
                                                -----------
                                                  (State)

     Additional abbreviations may also be used though not in the above list.

        FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto



--------------------------------------------------------------------------------
      Please print or type name and address, including zip code of assignee



--------------------------------------------------------------------------------
          PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF
                                    ASSIGNEE



--------------------------------------------------------------------------------
      the within Security of UNITED TECHNOLOGIES CORPORATION and all rights thereunder and does hereby irrevocably constitute and appoint


--------------------------------------------------------------------------------
         to transfer the said Security on the books of the within-named
           Company, with full power of substitution in the premises.

Dated
     ----------------------------------

SIGNATURE GUARANTEED:
                                            ------------------------------------


                                            ------------------------------------
                                            NOTICE:   The   signature   to  this
                                            assignment  must correspond with the
                                            name as it  appears  upon the ace of
                                            the   within   Security   in   every
                                            particular,  without  alteration  or
                                            enlargement     or    any     change
                                            whatsoever.